NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

PURSUIT Reports FULL YEAR AND FOURTH Quarter 2025 Results, Provides 2026 GUIDANCE AND introduces LONG-TERM FINANCIAL TARGETS

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Delivered record full year performance with 23% revenue growth and strong margin expansion
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Guides for strong growth in 2026 with continued consumer demand for experiential travel in iconic destinations
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Introduces 2030 long-term financial targets supported by proven strategy and strong balance sheet to drive next phase of accelerated growth

DENVER, February 25, 2026 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported fourth quarter and full year 2025 results, reflecting strong financial performance supported by continued execution against strategic priorities. Pursuit also provided guidance for the full year 2026 and introduced long-term financial targets for 2030, underscoring confidence in the company’s strategy and operating model.

“2025 was a defining year for Pursuit, marking our first full year as a standalone company with record revenue and Adjusted EBITDA, strong execution, and portfolio transformation,” said David Barry, Pursuit president and chief executive officer. “We strengthened our balance sheet, sharpened our strategic focus, and advanced our ambition to own and operate iconic attractions and hospitality experiences in the world’s most sought-after destinations. Through disciplined capital allocation, we invested in high-return growth opportunities, expanded into a new global market, repurchased shares at attractive valuations and recently announced an agreement to sell non-core assets. With a high-quality collection of experiential infrastructure that enables our guests to access and experience iconic natural places, an experienced world class team, enhanced financial strength, and a robust pipeline for our proven Refresh, Build, Buy investment strategy, we’re confident in our ability to build on this momentum and drive meaningful growth into 2026 and beyond.”

“We are continuing our path to transformational growth to become the world’s leading iconic attractions and hospitality company, guided by Vision 2030—our plan to grow with intention by investing in our people, our guests, our experiential infrastructure and our future,” Barry continued. “Today, we’re introducing long-term financial targets supported by a clear roadmap across our four key value creation levers—elevating performance across iconic experiences, driving organic growth through Refresh and Build projects, accelerating expansion through strategic acquisitions, and efficiently deploying capital through opportunistic share repurchases. By 2030, we expect to deliver Adjusted EBITDA of more than $265 million.”

“Pursuit’s success is grounded in the perennial demand for our iconic destinations, an obsessive focus on delivering exceptional guest experiences, and a disciplined approach to growth and capital allocation,” said Barry. “These strengths give us multiple levers to drive sustainable growth and margin expansion, supported by a strong balance sheet, positioning us well to execute against and achieve our long-term revenue and Adjusted EBITDA targets while creating lasting shareholder value.”

In addition to the commentary below, further information regarding Pursuit's financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the "Investors" section of the company's website, and in the financial tables accompanying this press release.

Full Year and Fourth Quarter 2025 Financial Highlights

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Pursuit delivered record revenue of $452.4 million for the full year and $57.1 million for the fourth quarter of 2025, representing increases of 23.4% and 24.6% year-over-year, respectively. This growth primarily reflected strong post-wildfire recovery across Pursuit’s Jasper properties, incremental growth from its new experiences, and continued momentum in guest demand for our distinctive experiences in iconic places.
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Full year net income attributable to Pursuit was $22.7 million with a fourth quarter seasonal net loss attributable to Pursuit of $25.7 million for 2025. The year-over-year changes from 2024 net income attributable to Pursuit of $368.5 million for the full year and $315.7 million for the fourth quarter were primarily driven by the sale of GES in 2024*.
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Full year adjusted net income** was $33.5 million ($1.18 per share) for 2025 versus $3.7 million ($(0.15) per share) for 2024, and fourth quarter adjusted net loss** was $25.0 million ($(0.89) per share) for 2025 versus a loss of $21.8 million ($(0.82) per share) for 2024. The year-over-year improvements primarily reflect higher Adjusted EBITDA.
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Adjusted EBITDA** was $117.1 million for the full year 2025 and negative $12.4 million for the seasonally slow fourth quarter.
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Full year Adjusted EBITDA** grew $40.1 million year-over-year primarily due to higher revenue, with strong margin flow-through driven by strong operating leverage in the business and continued cost discipline.

* In December 2024, Pursuit completed the sale of its GES business and, as a result, the company has accounted for the GES business as a discontinued operation. All amounts and disclosures for all periods presented in this press release and supplemental earnings presentation reflect only the continuing operations unless otherwise noted.

** Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

December 31, 2025 Balance Sheet and Liquidity Highlights

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Total liquidity was $238.1 million at December 31, 2025, comprising cash and cash equivalents of $31.1 million and $207.0 million of capacity available on the company’s $300 million revolving credit facility.
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Total debt was $159.1 million and the net leverage ratio was 1.0x at the end of the year, below the company’s target range of 2.0x to 3.5x.

Flyover Sale for $78.4 Million Expected to Close in Spring 2026

On January 21, 2026, Pursuit entered into a definitive agreement to sell its Flyover Attractions business to Brogent Technologies Inc. for approximately $78.4 million, subject to customary adjustments, representing a multiple of approximately 15x Flyover’s 2025 Adjusted EBITDA contribution. The transaction is expected to close this spring, subject to regulatory approvals and customary closing conditions. Flyover will continue to operate as part of Pursuit until closing to support a smooth transition. The sale further aligns Pursuit’s portfolio with its strategy to directly focus on core sightseeing attractions and hospitality experiences in iconic destinations.

2026 Outlook

For full year 2026, Pursuit expects Adjusted EBITDA of approximately $123 million to $133 million, representing growth of approximately 9% at the mid-point relative to 2025. Full year 2025 includes $38.6 million of revenue and $5.2 million of Adjusted EBITDA contribution from Flyover, while the full year 2026 guidance assumes the Flyover business is sold in Spring 2026.

When adjusting to exclude Flyover results from both 2025 and 2026, Pursuit’s mid-point guidance reflects growth of approximately 10% in revenue and 14% in Adjusted EBITDA.

The company’s guidance is below.

(in millions)	Full Year 2026 Guidance	Full Year 2025 Actual
Revenue	$465 at the mid-point including ~$8 from Flyover	$452.4 $413.8 excluding Flyover
Adjusted EBITDA*	$123 to $133 including ~$0.5 from Flyover	$117.1 $111.9 excluding Flyover
Maintenance Capex	$31 to $36 (~7% of Revenue at the mid-point)	$33.4
Growth Capex	$88 to $93	$41.6
Total Capex	$121 to $127	$75.0

The company’s guidance is based on certain assumptions, including (1) organic growth from continued guest experience improvements, demand for authentic experiential travel in iconic places, and focus on revenue and cost management, (2) approximately $7 million to $8 million of incremental Adjusted EBITDA from the Tabacón acquisition completed on July 1, 2025, (3) approximately $0.5 million of Adjusted EBITDA contribution from Flyover assuming the sale closes in Spring 2026, (4) minimal impact from multi-year growth capital expenditures in 2026, and (5) an exchange rate of $0.73 between the Canadian Dollar and the U.S. Dollar for Pursuit’s operations in Canada.

Long-Term Financial Targets: Vision 2030

Pursuit is introducing long-term revenue and Adjusted EBITDA targets, which reflect the expected results of executing a clear roadmap across the company’s four key value-creation levers—elevating performance across iconic experiences, driving organic growth through Refresh & Build projects, accelerating expansion through strategic acquisitions, and efficiently deploying capital—and underpin the company’s confidence in long-term shareholder value creation.

Pursuit’s five-year financial targets for 2030 are below.

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2030 Revenue Target: greater than $845 million, reflecting continued double-digit compounded annual revenue growth through 2030 excluding Flyover.
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2030 Adjusted EBITDA Target*: greater than $265 million, more than 2.3 times 2025 Adjusted EBITDA excluding Flyover through a combination of baseline growth in the business, organic growth investments and strategic acquisitions.

The company’s long-term revenue and Adjusted EBITDA targets are based on management’s current expectations and certain macro assumptions, including (1) operating in a normal environment with stable macroeconomic conditions and consistent consumer demand trends, and (2) an exchange rate of $0.73 between the Canadian Dollar and the U.S. Dollar for its operations in Canada.

*Pursuit has not quantitatively reconciled its guidance for Adjusted EBITDA to the company’s most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact Pursuit’s results as reported under GAAP.

Four Powerful Levers to Drive Shareholder Value

Supported by a strong track record and balance sheet, Pursuit seeks to drive shareholder value through the following four strategic levers:

(1)
Elevating Performance Across Iconic Experiences

Pursuit generates consistent year-over-year performance by elevating execution across its portfolio of iconic experiences, supported by strong perennial demand and a relentless focus on delivering high-quality guest experiences. Leveraging its scale, operational expertise, and disciplined execution in markets with favorable secular trends, Pursuit drives baseline growth from increased guest satisfaction and price and volume optimization with strong flow-through to EBITDA, reflecting the high operating leverage of its business model.

(2)
Driving Organic Growth Through REFRESH and BUILD Projects

Pursuit enhances the guest experience and expands capacity through targeted organic investments designed to generate attractive returns.

REFRESH focuses on elevating existing assets to enhance guest and team member experiences while maximizing returns. BUILD brings new, high-impact experiences to iconic destinations, unlocking new revenue streams and operational efficiencies.

Pursuit has identified more than $300 million of Refresh and Build growth investments that the company believes it can execute from 2026 to 2030 to fuel continuous long-term growth by driving incremental capacity and yield opportunities in high demand markets.

During 2026, Pursuit expects to invest approximately $88 million to $93 million in organic growth capital expenditures. This includes large-scale multi-year projects planned to be initiated in 2026, subject to approvals, with a total investment commitment of approximately $200 million and an estimated effective Adjusted EBITDA multiple of less than 7x by 2030. The company anticipates a large portion of these returns beginning in 2028.

Select 2026 Refresh/Build Investments (Subject to Approvals) Include:

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Jasper SkyTram (Jasper National Park) - Planned investments to replace aged experiential infrastructure with a renewed, iconic Jasper sightseeing experience.
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Banff Gondola (Banff National Park) - Planned investments to make experiential enhancements improving all aspects of the guest journey at this iconic attraction.
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Denali Backcountry Adventure Relaunch (Denali National Park) - Planned enhancements to reimagine the guided guest journey experience into Denali National Park returning it to readiness ahead of the Denali Park Road reopening in 2027.
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Forest Park Hotel Woodland Wing (Jasper National Park) - Phased refresh is designed to better align the property with mass affluent leisure demand in Jasper National Park. The first phase was completed ahead of the 2025 peak third quarter and delivered a 22% ADR increase versus nonrenovated rooms in the second half of the year, with the next phase underway and expected to be completed ahead of the 2026 peak season.
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Grouse Mountain Lodge (Whitefish, Montana) - Phased transformation to reposition the property for higher end lodging and event demand creating a compelling differentiated offering for Glacier National Park visitors. The first phase, which has commenced, includes upgrades to guest rooms and pool area and the addition of the new event pavilion, with completion expected in 2026.
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Lobstick Lodge Refresh (Jasper National Park) - Planned investments to improve and reposition the year-round lodge to capitalize on high market demand from both consumer and tour and travel segments.

(3)
Accelerating Expansion Through BUY Strategic Acquisitions

Pursuit pursues complementary acquisitions supported by a robust pipeline of new opportunities that align with its long-term strategy and values.

The company targets unique, high-quality businesses that complement its portfolio and offer clear paths to performance improvement, while expanding curated collections of experiences in iconic destinations. Pursuit’s active acquisition pipeline spans both existing and new geographies with strong perennial demand, enabling it to leverage economies of scale and scope and support sustained long-term growth.

During 2025, Pursuit invested approximately $126 million in strategic acquisitions, including:

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Tabacón Thermal Resort & Spa ($111 million, July 2025) - premier year-round thermal river attractions and luxury resort in Costa Rica’s Arenal region that aligns with Pursuit’s focus on iconic destinations with strong perennial demand and enhances geographic and seasonal diversification.
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Minority interests ($15 million, September and December 2025) - full ownership of Glacier Park Inc., its Glacier National Park area subsidiary, and Flyover Iceland simplifying the capital structure and eliminating $25 million in noncontrolling interest liabilities.

(4)
Efficiently Deploying Capital Through Opportunistic Share Repurchases

Pursuit deploys capital with discipline, including investing in its own shares at compelling valuations, reflecting confidence in its long-term outlook.

Since November earnings, Pursuit repurchased $14.5 million of common stock at an average price of $33.47 per share under its $50 million authorization. Approximately $35.5 million remains available for future repurchases.

Pursuit’s strong balance sheet and low net leverage of 1.0x at December 31, 2025, well below the company’s target range of 2.0x to 3.5x, provides meaningful capacity to deploy capital into Refresh, Build, Buy growth investments and opportunistically repurchase shares.

Pursuit has a disciplined investment strategy designed to effectively scale the business and maximize shareholder value by applying a 15%+ IRR hurdle to investments in forever one-of-a-kind, world-class experiences with strong perennial demand, limited supply, and attractive margins.

Over the last decade, Pursuit has completed 16 major Refresh, Build, and Buy growth projects that collectively contributed approximately $102 million of Adjusted EBITDA in 2025, reflecting an effective Adjusted EBITDA multiple of approximately 6x, demonstrating a disciplined, repeatable investment approach and supporting expectations for continued attractive returns.

Conference Call Details

Management will host a conference call to review fourth quarter and full year 2025 results on Wednesday, February 25, 2026, at 5 p.m. (Eastern Time).

A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of Pursuit’s website, where the company will also post its earnings press release and a supplemental earnings presentation prior to the call. Management will refer to this presentation during the call.

The live call can also be accessed by dialing (646) 844-6383 or (833) 470-1428 and entering the access code 736154. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login/LE9zwo3iZNVZ4dr0dOJDb5PQv5OmMWwGfzf. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. The company recommends that you register in advance to ensure access for the full call.

A replay of the call will be available on Pursuit’s website shortly after the conference call and, for a limited time, by dialing (929) 458-6194 or (866) 813-9403 and entering the access code 258561.

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, Iceland, and Costa Rica. Pursuit’s elevated hospitality experiences include world-class point-of-interest attractions and distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

For more information, visit pursuit.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding the company’s expectations concerning the travel industry and the markets in which Pursuit operates; management’s expectations concerning future financial performance, including its 2026 and long-term outlook and the related underlying assumptions; its growth plans and strategies, including with respect to investments, growth capital expenditures and acquisitions; its ability to opportunistically return capital to shareholders through share repurchases; its expectations concerning the Flyover transaction and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in Pursuit’s forward-looking statements include, but are not limited to, the following:

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general economic and geopolitical uncertainty in key global markets and a worsening of global economic conditions;
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the seasonality of Pursuit’s businesses;
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the competitive nature of the industries in which Pursuit operates;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, and other catastrophic events;
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accidents and adverse incidents at Pursuit’s hotels and attractions;
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the sufficiency and cost of insurance coverage;
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the impact of the company’s borrowings, including its revolving credit facility, on its operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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the company’s ability to fund capital expenditures, or its ability to deploy capital in line with its strategic objectives;
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the company’s ability to successfully integrate and achieve anticipated benefits from acquisitions;
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unknown or contingent liabilities from acquisitions;
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failure to adapt to technological developments or industry trends;
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the company’s inability to realize the strategic, financial and operational benefits from the sale of Flyover;
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potential increases in operating expenses;

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conducting business globally, including the impact of regulatory regimes in geographies where Pursuit operates or may expand;
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Pursuit’s exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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the importance of key personnel to Pursuit’s business;
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the impact of labor shortages;
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Pursuit’s exposure to cybersecurity attacks and threats, including the impact of fraud;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and the company’s exposure to legal claims and fines for data breaches or improper handling of such data;
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compliance with foreign data privacy laws that apply to the company’s activities;
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Pursuit’s exposure to litigation in the ordinary course of business;
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changes in federal, state, local or foreign tax laws;
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the company’s ability to comply with extensive environmental requirements;
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risks related to ownership of Pursuit’s common stock; and
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other risks and uncertainties included under Part I, Item 1A of Pursuit’s most recent annual report Form 10-K.

For a more complete discussion of the risks and uncertainties that may affect the company’s business or financial results, please see Item 1A, “Risk Factors,” of Pursuit’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as any future reports the company may file with the SEC. The company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Availability of Information on Pursuit Website

Pursuit routinely uses its investor relations website (investors.pursuit.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact

Carrie Long or Michelle Porhola

Investor Relations Contacts

ir@pursuitcollection.com

(602) 207-2681

Jessica Harcombe Fleming

Media Contact

media@pursuitcollection.com

(403) 498-8420

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenue:
Ticket, rooms, transportation, and other services revenue	44,696	36,369	8,327	22.9%	340,633	274,391	66,242	24.1%
Food and beverage and retail products revenue	12,377	9,430	2,947	31.3%	111,784	92,097	19,687	21.4%
Total revenue	$57,073	$45,799	$11,274	24.6%	$452,417	$366,488	$85,929	23.4%

Cost of food and beverage and retail products sold	(3,658)	(3,228)	(430)	(13.3%)	(34,623)	(31,121)	(3,502)	(11.3%)
Operating expenses (exclusive of depreciation and amortization shown separately below) (Note A)	(48,514)	(49,738)	1,224	2.5%	(226,127)	(214,220)	(11,907)	(5.6%)
Selling, general, and administrative expenses (Note B)	(19,785)	(12,446)	(7,339)	(59.0%)	(80,093)	(57,795)	(22,298)	(38.6%)
Depreciation and amortization	(11,987)	(10,738)	(1,249)	(11.6%)	(46,070)	(42,960)	(3,110)	(7.2%)
Impairment charges (Note C)	-	(41,462)	41,462	(100.0%)	-	(47,572)	47,572	(100.0%)
Other income (expense)	1,202	(3,199)	4,401	**	(1,662)	(4,073)	2,411	59.2%
Interest expense, net	(2,596)	(3,862)	1,266	32.8%	(8,823)	(14,182)	5,359	37.8%
Income (loss) from continuing operations before income taxes	(28,265)	(78,874)	50,609	64.2%	55,019	(45,435)	100,454	**
Income tax (expense) benefit (Note D)	2,424	5,300	(2,876)	(54.3%)	(16,502)	(6,325)	(10,177)	**
Income (loss) from continuing operations	(25,841)	(73,574)	47,733	64.9%	38,517	(51,760)	90,277	**
Income (loss) from discontinued operations, net of tax (Note E)	(330)	386,918	(387,248)	**	(2,208)	425,603	(427,811)	**
Net income (loss)	(26,171)	313,344	(339,515)	**	36,309	373,843	(337,534)	(90.3%)
Net (income) loss attributable to non-redeemable noncontrolling interest	476	1,505	(1,029)	(68.4%)	(13,641)	(6,557)	(7,084)	**
Net loss attributable to redeemable noncontrolling interest	-	886	(886)	(100.0%)	-	1,258	(1,258)	(100.0%)
Net income (loss) attributable to Pursuit	$(25,695)	$315,735	$(341,430)	**	$22,668	$368,544	$(345,876)	(93.8%)

Amounts Attributable to Pursuit:
Income (loss) from continuing operations	$(25,365)	$(71,183)	$45,818	64.4%	$24,876	$(57,059)	$81,935	**
Income (loss) from discontinued operations, net of tax (Note E)	(330)	386,918	(387,248)	**	(2,208)	425,603	(427,811)	**
Net income (loss)	$(25,695)	$315,735	$(341,430)	**	$22,668	$368,544	$(345,876)	(93.8%)

Income (loss) per common share attributable to Pursuit (Note F)
Basic income (loss) per common share	$(0.91)	$10.81	$(11.72)	**	$0.80	$12.84	$(12.04)	(93.8%)
Diluted income (loss) per common share	$(0.91)	$10.81	$(11.72)	**	$0.80	$12.84	$(12.04)	(93.8%)

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	28,150	22,356	5,794	25.9%	28,198	21,419	6,779	31.6%
Additional dilutive shares related to share-based compensation	-	-	-	**	191	-	191	**
Diluted weighted-average outstanding common shares	28,150	22,356	5,794	25.9%	28,389	21,419	6,970	32.5%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS (UNAUDITED)

(A) Operating expenses (exclusive of depreciation and amortization) - The increase in operating expenses for full year 2025 compared to full year 2024 was primarily due to increases in variable costs associated with increased transaction volumes and revenue, including increases of $10.7 million in labor expense, $5.7 million in commission and other variable revenue-based fees, and other inflationary cost increases. These increases were partially offset by the periodic remeasurement of the Sky Lagoon finance lease obligation, which resulted in a decrease of $5.8 million. Certain prior year amounts have been reclassified in order to conform to the current year presentation.

(B) Selling, general, and administrative expenses - The increase in selling, general and administrative expenses for full year 2025 was primarily due to higher transaction-related costs (primarily related to our transition to a standalone publicly-traded operating company in connection with the GES Sale, as well as expenses associated with our acquisition of Tabacón and the Flyover transaction), along with an increase of $4.0 million in labor expense. Certain prior year amounts have been reclassified in order to conform to the current year presentation.

(C) Impairment charges - As a result of our impairment tests for long-lived assets and goodwill in full year 2024, we recorded a non-cash impairment charge of $27.5 million on certain assets at our Flyover Las Vegas asset group and a non-cash goodwill impairment charge of $14.0 million associated with our Flyover Attractions reporting unit.

(D) Income tax expense - The effective income tax rates were 30.0% and a negative 13.9% in full year 2025 and full year 2024, respectively. The higher full year 2025 effective tax rate relative to the 21% federal rate reflects the absence of tax benefits on U.S. losses due to a valuation allowance. The negative effective tax rate in full year 2024 primarily resulted from changes to the valuation allowance associated with the GES Sale.

(E) Income (loss) from discontinued operations - On December 31, 2024, we completed the GES Sale. We determined that the GES Sale met the criteria to be classified as a discontinued operation. Accordingly, the financial results for all periods presented reflect the GES Business as discontinued operations.

(F) Income (loss) per common share - Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or if-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than the participating securities. The if-converted method uses net income (loss) available to common stockholders and assumes conversion of all potential shares including the participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock. The company applies the two-class method in calculating income (loss) per common share as unvested share-based payment awards that contain nonforfeitable rights to dividends and preferred stock are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) per share. The adjustment to the carrying value of the redeemable noncontrolling interest is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended December 31,				Year ended December 31,
(in thousands)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Net income (loss) attributable to Pursuit	$(25,695)	$315,735	$(341,430)	**	$22,668	$368,544	$(345,876)	(93.8%)
Convertible preferred stock dividends	-	(1,951)	1,951	(100.0%)	-	(7,801)	7,801	(100.0%)
Undistributed income (loss) attributable to Pursuit	(25,695)	313,784	(339,479)	**	22,668	360,743	(338,075)	(93.7%)
Less: Allocation to participating securities	-	(72,141)	72,141	(100.0%)	-	(85,703)	85,703	(100.0%)
Net income (loss) allocated to Pursuit common shareholders (basic)	$(25,695)	$241,643	$(267,338)	**	$22,668	$275,040	$(252,372)	(91.8%)
Net income (loss) allocated to Pursuit common shareholders (diluted)	$(25,695)	$241,643	$(267,338)	**	$22,668	$275,040	$(252,372)	(91.8%)

Basic weighted-average outstanding common shares	28,150	22,356	5,794	25.9%	28,198	21,419	6,779	31.6%
Additional dilutive shares related to share-based compensation	-	-	-	**	191	-	191	**
Diluted weighted-average outstanding common shares	28,150	22,356	5,794	25.9%	28,389	21,419	6,970	32.5%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", “Adjusted EPS”, "Adjusted EBITDA", and “Adjusted EBITDA Margin”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the most comparable GAAP measures, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are considered useful operating metrics, in addition to net income attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin provide useful information to investors regarding Pursuit’s results of operations for trending, analyzing and benchmarking the performance and value of Pursuit’s business.

Additionally, the company calculates the impact of foreign exchange rate variances by converting non-United States Dollar results using comparative period exchange rates and determining the change from prior period reported results.

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Adjusted net income (loss):
Net income (loss) attributable to Pursuit	$(25,695)	$315,735	$(341,430)	**	$22,668	$368,544	$(345,876)	(93.8%)
(Income) loss from discontinued operations attributable to Pursuit, net of tax	330	(386,918)	387,248	**	2,208	(425,603)	427,811	**
Income (loss) from continuing operations attributable to Pursuit	(25,365)	(71,183)	45,818	64.4%	24,876	(57,059)	81,935	**
Restructuring charges, pre-tax	28	3,156	(3,128)	(99.1%)	749	3,157	(2,408)	(76.3%)
Impairment charges, pre-tax	-	41,462	(41,462)	(100.0%)	-	47,572	(47,572)	(100.0%)
Transaction-related costs and other non-recurring items, pre-tax (Note A)	1,551	8,900	(7,349)	(82.6%)	10,480	14,467	(3,987)	(27.6%)
FX remeasurement associated with debt and debt-like obligations, pre-tax (Note B)	892	1,167	(275)	(23.6%)	(4,909)	876	(5,785)	**
Legacy pension termination, pre-tax (Note C)	(1,462)	-	(1,462)	**	3,931	-	3,931	**
Business interruption gain, pre-tax (Note D)	-	-	-	**	(4,195)	-	(4,195)	**
Tax expense (benefit) on above items	(88)	(3,913)	3,825	97.8%	(875)	(4,035)	3,160	78.3%
Portion of above amounts attributable to non-controlling interests	(595)	(1,394)	799	57.3%	3,469	(1,251)	4,720	**
Adjusted net income (loss)	$(25,039)	$(21,805)	$(3,234)	(14.8%)	$33,526	$3,727	$29,799	**

Adjusted EPS:
Adjusted net income (loss) (as reconciled above)	$(25,039)	$(21,805)	$(3,234)	(14.8%)	$33,526	$3,727	$29,799	**
Convertible preferred stock dividends	-	(1,951)	1,951	(100.0%)	-	(7,801)	7,801	(100.0%)
Undistributed adjusted net income attributable to Pursuit	(25,039)	(23,756)	(1,283)	(5.4%)	33,526	(4,074)	37,600	**
Add: Allocation to participating securities (Note E)	-	5,462	(5,462)	(100.0%)	-	968	(968)	(100.0%)
Diluted adjusted net income (loss) allocated to Pursuit common shareholders	$(25,039)	$(18,294)	$(6,745)	(36.9%)	$33,526	$(3,106)	$36,632	**
Diluted weighted-average outstanding common shares	28,150	22,356	5,794	25.9%	28,389	21,419	6,970	32.5%
Adjusted EPS	$(0.89)	$(0.82)	$(0.07)	(8.5%)	$1.18	$(0.15)	$1.33	**

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2025	2024	2025	2024
Transaction-related costs[1]	$1,388	$2,157	$10,764	$2,875
Start-up costs[2]	-	99	-	2,266
SG&A costs previously allocated to GES[3]	-	1,049	-	3,576
Other non-recurring items[4]	163	3,966	(284)	4,121
Write-off of debt issuance costs related to revolving credit facility	-	1,629	-	1,629
Transaction-related and other non-recurring items, pre-tax	$1,551	$8,900	$10,480	$14,467

1 Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

2 Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

3 Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

4 Includes certain non-recurring wildfire and insurance-related items and non-capitalizable fees and expenses related to our shelf registration in 2024.

(B) Remeasurement of finance lease obligation attributable to Pursuit represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Pursuit’s 51% interest in Sky Lagoon.

(C) The legacy pension termination primarily represents a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25, and a $1.0 million gain associated with the termination announcement of the legacy postretirement medical plan in Q4'25.

(D) The business interruption gain represents a $4.2 million gain from business interruption insurance proceeds received in Q3’25 related to lost profits in 2024 from the Jasper wildfire.

(E) Preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating adjusted net income (loss) per common share unless the effect of such inclusion is anti-dilutive to total undistributed income attributable to Pursuit.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Revenue	$57,073	$45,799	$11,274	24.6%	$452,417	$366,488	$85,929	23.4%

Net income (loss) attributable to Pursuit	$(25,695)	$315,735	$(341,430)	**	$22,668	$368,544	$(345,876)	(93.8%)
Net income (loss) attributable to non-redeemable noncontrolling interest	(476)	(1,505)	1,029	68.4%	13,641	6,557	7,084	**
Net loss attributable to redeemable noncontrolling interest	-	(886)	886	(100.0%)	-	(1,258)	1,258	(100.0%)
(Income) loss from discontinued operations, net of tax	330	(386,918)	387,248	**	2,208	(425,603)	427,811	**
Interest expense, net	2,596	3,862	(1,266)	(32.8%)	8,823	14,182	(5,359)	(37.8%)
Income tax expense (benefit)	(2,424)	(5,300)	2,876	54.3%	16,502	6,325	10,177	**
Depreciation and amortization	11,987	10,738	1,249	11.6%	46,070	42,960	3,110	7.2%
Impairment charges	-	41,462	(41,462)	(100.0%)	-	47,572	(47,572)	(100.0%)
Other (income) expense, net (A)	(1,202)	3,199	(4,401)	**	1,662	4,073	(2,411)	(59.2%)
Start-up costs (B)	-	99	(99)	(100.0%)	-	2,266	(2,266)	(100.0%)
Transaction-related costs (C)	1,388	2,157	(769)	(35.7%)	10,764	2,875	7,889	**
SG&A costs previously allocated to GES (D)	-	1,049	(1,049)	(100.0%)	-	3,576	(3,576)	(100.0%)
Other non-recurring items (E)	163	3,966	(3,803)	(95.9%)	(284)	4,121	(4,405)	**
FX remeasurement associated with debt and debt-like obligations (F)	892	1,167	(275)	(23.6%)	(4,909)	876	(5,785)	**
Adjusted EBITDA	$(12,441)	$(11,175)	$(1,266)	(11.3%)	$117,145	$77,066	$40,079	52.0%
Adjusted EBITDA attributable to noncontrolling interest	(1,886)	(1,592)	(294)	(18.5%)	(22,982)	(16,154)	(6,828)	(42.3%)
Adjusted EBITDA attributable to Pursuit	$(14,327)	$(12,767)	$(1,560)	(12.2%)	$94,163	$60,912	$33,251	54.6%
Adjusted EBITDA Margin	(21.8%)	(24.4%)		2.6%	25.9%	21.0%		4.9%

** Change is greater than +/- 100 percent

(A) Includes a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25 and a $4.2 million gain from business interruption insurance proceeds received in Q3’25 related to lost profits in 2024 from the Jasper wildfire.

(B) Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

(C) Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

(D) Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

(E) Includes a charitable pledge to support Jasper's recovery in Q4'24, certain non-recurring wildfire and insurance-related items , and non-capitalizable fees and expenses related to our shelf registration in 2024.

(F) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation.